EXHIBIT 10.38

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 6, 2014, by and between PCM, INC., a Delaware corporation, (the “Company”), and Frank F. Khulusi, an individual (“Executive”).

RECITALS

WHEREAS, the Company and Executive entered into that certain Employment Agreement, effective January 1, 1995, as amended, setting forth the terms and conditions of Executive’s employment with the Company (the “Employment Agreement”);

WHEREAS, the parties hereto mutually desire to amend the Employment Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.                                     The annual base salary rate effective December 1, 2014 shall be reduced from eight hundred thirty three thousand dollars ($833,000) to an amount equal to five hundred eighty three thousand dollars ($583,000.00), subject to increases as the Board of Directors or any authorized Committee thereof may from time to time approve; provided, however, notwithstanding anything to the contrary herein or otherwise, for purposes of determining any payments that may become due to Executive under the Agreement following a termination without Cause, a termination for Good Reason or a Change of Control, the annual base salary shall be deemed to be eight hundred thirty three thousand dollars ($833,000.00) or such greater amount that is equal to any annual base salary greater than eight hundred thirty three thousand dollars ($833,000) that is approved at any time by the Board of Directors or any authorized Committee thereof.

2.                                      Except to the extent specifically modified herein, the Employment Agreement remains in full force and effect.

3.                                      This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto, it being understood the parties need not sign the same counterpart.

4.                                      Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Employment Agreement as of the date and year first above written.

PCM, INC.

By:
Name:
Title:

EXECUTIVE

/s/Frank F. Khulusi
Name: Frank F. Khulusi